Invesco FX Alpha Strategy Fund                                   SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 4/30/2010
File number :      811-05426
Series No.:        26



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                             195
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class C                             231
        Class I                              64
        Class R                               3
        Class W                               3



74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 29.64
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class C                         $ 29.42
        Class I                         $ 29.74
        Class R                         $ 29.52
        Class W                         $ 29.58